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                                                                   EXHIBIT 10.30



                           STOCK OPTION GRANT PROGRAM
                                      FOR
                        NONEMPLOYEE DIRECTORS UNDER THE
                     ZYMOGENETICS 2001 STOCK INCENTIVE PLAN

     The following provisions set forth the terms of the stock option grant program (the "Program") for nonemployee directors of ZymoGenetics, Inc. (the "Company") under the Company's 2001 Stock Incentive Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

     1.   Eligibility

     Each director of the Company who is not otherwise an employee of the Company or any Related Company (an "Eligible Director") shall be eligible to receive grants under the Plan, as discussed below.

     2.   Initial Grants

     (a) Each Eligible Director who is first elected or appointed to the Board after the closing date of an underwritten initial public offering of the Company's Common Stock (the "IPO"), other than an Eligible Director elected or appointed pursuant to Section 4.3 of the Shareholders' Agreement dated as of November 10, 2000 among the Company and certain investors, shall automatically be granted as of the date of such initial election or appointment a Nonqualified Stock Option to purchase that number of shares of Common Stock calculated by dividing $250,000 by the Common Stock's Fair Market Value on the Grant Date (the "Initial Grant").

     (b) Initial Grants shall vest and become exercisable at the next annual meeting of shareholders (the "Annual Meeting"), assuming continued service on the Board for such period; provided, however, that with respect to any Initial Grant made within five months before an Annual Meeting, the Option shall not become vested and exercisable until the second Annual Meeting after the date of such Initial Grant.

     3.   Annual Grants

     (a) Commencing with the first Annual Meeting following the closing of the Company's initial public offering and immediately following each year's Annual Meeting thereafter, each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase that number of shares of Common Stock calculated by dividing $100,000 by the Common Stock's Fair Market Value on the Grant Date (each, an "Annual Grant"); provided that any Eligible Director who received an Initial Grant within five months before an Annual Meeting
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shall not receive an Annual Grant until immediately following the second Annual
Meeting after the date of such Initial Grant.

     (b) Such Annual Grants shall fully vest and become exercisable on the next Annual Meeting, assuming continued service on the Board for such period.

     4.    Option Exercise Price

     The exercise price of an Option shall be the Fair Market Value of the Common Stock on the Grant Date.

     5.    Manner of Option Exercise

     An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in whole or in part (a) in cash or check, (b) in shares of Common Stock, owned by the Eligible Director for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price, or (c) if and so long as the Common Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

     6.    Term of Options

     Each Option shall expire ten years from the Grant Date thereof, but shall be subject to earlier termination as follows:

     (a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than the death of the Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised by the Eligible Director only within one year after the date he or she ceases to be a director of the Company or prior to the date on which the Option expires by its terms, whichever is earlier.

     (b) In the event of the death of an Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised only within one year after the date of death of the Eligible Director or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the person(s) to whom the Eligible Director's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 11 of the Plan.

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     7.    Company Transactions

     In the event of any Company Transaction, other than a Related Party Transaction, each Initial and Annual Grant that is at the time outstanding shall automatically accelerate so that each such grant shall, immediately prior to the specified effective date for the Company Transaction, become fully vested and exercisable. Such Options shall terminate and no longer be exercisable to the extent that they are not exercised prior to the Company Transaction.

     8.    Amendment

     The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under an Option.

     Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors shall continue to govern the terms and conditions of Options granted to Eligible Directors.

     9.    Effective Date

     The Program shall become effective on the closing of the Company's IPO.

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